Exhibit 99.1
Altiris Reports Financial Results for First Quarter of Fiscal Year 2006
SALT LAKE CITY — April 26, 2006 — Altiris, Inc. (Nasdaq: ATRS), a pioneer of service-oriented management solutions, today announced financial results for the first quarter of fiscal year 2006 ended March 31, 2006.
For the first quarter, revenue increased 22 percent over the prior year to $57.4 million, including $7.2 million in revenue which was deferred from the fourth quarter of 2005. The Company reported net income for the first quarter of $5.5 million, or $0.19 per diluted share, including charges of $1.8 million for the amortization of acquired intellectual property, $1.1 million for amortization of intangible assets, $42,000 in restructuring charges and $2.9 million in stock-based compensation as required by FAS 123(R).
Non-GAAP net income increased 84 percent over the prior year to $9.3 million, or $0.33 per diluted share, in the first quarter of 2006, excluding the above-mentioned charges and applying a tax rate of 35 percent.
The Company generated approximately 16 million in cash from operations and closed the quarter with $171.0 million in cash and investments.
“We are pleased with our performance in many areas of our business in the quarter,” commented Greg Butterfield, president and CEO of Altiris. “We realized good results from our newer products, particularly our security offerings and Total Management Suite. “We had strength across our channels with good contributions from OEMs, VARs and system integrators. We believe that customers continue to choose Altiris because we offer the industry’s best service-oriented management solutions that reduce the overall cost of securing and managing IT assets.
“Importantly during the quarter, we began shipping Software Virtualization Solution, which is expected to be an important contributor to our growth over time. This product has already received positive recognition from key industry influencers, including PC Magazine, InfoWorld and hundred of customers that beta tested the product.
“Over the past few quarters, we have taken meaningful steps to develop products and processes that align IT service management with business objectives and position Altiris as the leader in service-oriented management. As we look ahead, we believe we are well-positioned to further capitalize on our market opportunity and are excited about the future.” concluded Butterfield.
Earnings Call Information
Altiris, Inc. will broadcast a conference call discussing the company’s first quarter fiscal year 2006, Wednesday, April 26, 2006 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 and entering passcode 11058184.
Non-GAAP Financial Measures
In this earnings release and during our earnings conference call and Webcast as described above, we use or plan to discuss certain Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, restructuring charges and stock-based compensation. In addition, we used a Non-GAAP tax rate of 35 percent for the first quarters of 2006 and 2005.

About Altiris
Altiris Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris(R) help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.altiris.com.
Altiris is a registered trademark of Altiris Inc. in the United States and in other countries. The other company names or products mentioned are or may be trademarks of their respective owners.
Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding continuing customer demand for our products, the expectation that SVS will contribute to our future growth, our leadership in service-oriented management and our position in the market to capitalize on market opportunities including the new service-based delivery models, and the strength of our business in 2006. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, the following: changes in the demand for our products; our inaccurate assessment of market demand or IT technology trends; errors or bugs in the SVS products; our inability to compete effectively in an increasingly competitive market; changes in economic conditions generally or technology spending in particular; changes in the competitive dynamics of our markets, including strategic alliances and consolidation among our competitors or strategic partners; deterioration of our relationships with Dell, HP, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners; our inability to develop and expand our VAR, systems integrator and other distribution channels; our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, which may result in unexpected fluctuations in our quarterly financial results; our inability to align our expenses with anticipated revenues and Company strategy; our inability to manage expenses; our inability to achieve the anticipated benefits of acquired businesses; slower than expected closure rates on larger transactions; disruptions in our business and operations as a result of acquisitions; difficulties and delays in product development and bringing products to market; the length and complexity of our product sales cycle; our failure to continue to meet the sophisticated and changing needs of our customers; risks inherent in doing business internationally; changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Annual Report on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation, and does not intend, to update these forward-looking statements.
(TABLES TO FOLLOW)
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Altiris contact:	Investor contacts:
Susan Richards Altiris Inc. 801-805-2783 srichards@altiris.com	Erica Abrams, Vanessa Lehr The Blueshirt Group for Altiris 415-217-7722 erica@blueshirtgroup.com vanessa@blueshirtgroup.com

Altiris, Inc.
Consolidated Balance Sheets
(Unaudited)
(in 000’s)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and marketable securities	$171,015	$153,268
Accounts receivable, net	34,694	45,547
Prepaid expenses and other current assets	3,771	3,383
Deferred tax asset	6,764	5,861

Total current assets	216,244	208,059

Property and equipment, net	6,672	6,564
Intangible assets, net	31,049	33,936
Goodwill	68,068	68,068
Other assets	599	330

Total Assets	$322,632	$316,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,450	$1,518
Accounts payable	3,205	2,406
Accrued salaries and benefits	8,405	12,508
Other accrued expenses	8,403	7,011
Deferred revenue	52,694	57,270

Total current liabilities	74,157	80,713

Capital lease obligations, net of current portion	1,315	1,634
Other accrued expenses, non-current	30	57
Deferred tax liability, non-current	5,294	5,556
Deferred revenue, non-current	5,742	4,857

Total liabilities	86,538	92,817

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	220,696	217,087
Deferred compensation	—	(3,031)
Accumulated other comprehensive income	(571)	(397)
Retained earnings	15,966	10,478

Total stockholders’ equity	236,094	224,140

Total liabilities and stockholders’ equity	$322,632	$316,957

Altiris, Inc.
Consolidated Statements of Operations
(Unaudited)
(in 000’s, except per share data)

	Three Months Ended
	March 31
	2006	2005
Revenue:
Software	$31,455	$28,726
Services	25,949	18,206

Total revenue	57,404	46,932

Cost of revenue:
Software	147	152
Amortization of acquired intellectual properties	1,825	1,817
Services (inclusive of stock-based compensation of $137,000 and $0, respectively)	9,127	5,964

Total cost of revenue	11,099	7,933

Gross profit	46,305	38,999

Operating expenses:
Sales and marketing (inclusive of stock-based compensation of $1,064,000 and $27,000, respectively)	21,192	17,593
Research and development (inclusive of stock-based compensation of $1,000,000 and $6,000, respectively)	11,283	9,503
General and administrative (inclusive of stock-based compensation of $723,000 and $21,000, respectively)	5,781	6,059
Amortization of intangible assets	1,063	1,065
Restructuring charge	42	—
Write-off of in-process research and development	—	1,600

Total operating expenses	39,361	35,820

Income from operations	6,944	3,179

Other income, net	1,476	49

Income before income taxes and cumulative effect of an accounting change	8,420	3,228

Provision for income taxes	(3,276)	(1,170)

Income before cumulative effect of an accounting change	5,144	2,058

Cumulative effect of an accounting change, net of tax	351	0

Net income	$5,495	$2,058

Basic earnings per share
Before cumulative effect of an accounting change	$0.18	$0.08
Cumulative effect of an accounting change	0.02	—

Net income	$0.20	$0.08

Diluted earnings per share
Before cumulative effect of an accounting change	$0.18	$0.07
Cumulative effect of an accounting change	0.01	—

Net income	$0.19	$0.07

Basic shares	27,881	27,295

Diluted shares	28,275	28,303

Altiris, Inc.
Consolidated Statements of Operations
(Unaudited)
(in 000’s, except per share data)

	Three Months Ended
	March 31
	2006	2005
Non-GAAP ADJUSTMENTS

GAAP income before income taxes and cumulative effect of an accounting change	$8,420	$3,228

Add back:
Amortization of acquired intellectual properties	1,825	1,817
Amortization of intangible assets	1,063	1,065
Write-off of in-process research and development	—	1,600
Restructuring charge	42	—
Stock-based compensation	2,924	54

Non-GAAP income before income taxes and cumulative effect of an accounting change	14,274	7,764

Non-GAAP provision for income taxes (35%)	(4,996)	(2,717)

Non-GAAP net income before cumulative effect of an accounting change	$9,278	$5,047

Non-GAAP net income per share
Basic	$0.33	$0.18
Diluted	$0.33	$0.18

Shares used to compute Non-GAAP net income per share:
Basic	27,881	27,295

Diluted	28,275	28,303